Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
September 30, 2019

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Geographic Diversification
As of September 30, 2019
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,600,362	13%
New York	2	1,468,887	12%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	1,000,556	8%
Michigan	2	671,541	6%
Delaware	1	557,353	5%
Alabama	1	554,583	5%
New Jersey	1	489,706	4%
Tennessee	1	447,815	4%
North Carolina	2	422,895	3%
Ohio	1	411,867	3%
Arizona	1	410,726	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,716	3%
Louisiana	1	321,066	3%
Connecticut	1	311,508	3%
New Hampshire	1	250,107	2%
Total	32	12,048,206	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,677	50.00%
Ottawa, ON	1	357,213	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	7	2,212,180

Grand Total	39	14,260,386

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 9/30/19	% Occupied 9/30/19	% Occupied 6/30/19	% Occupied 9/30/18
Deer Park, NY	739,109	98%	97%	97%
Riverhead, NY	729,778	97%	96%	95%
Rehoboth Beach, DE	557,353	98%	98%	97%
Foley, AL	554,583	90%	92%	94%
Atlantic City, NJ	489,706	80%	78%	86%
San Marcos, TX	471,816	94%	92%	97%
Sevierville, TN	447,815	99%	99%	100%
Savannah, GA	429,089	96%	97%	97%
Myrtle Beach Hwy 501, SC	426,523	98%	99%	99%
Jeffersonville, OH	411,867	92%	94%	97%
Glendale, AZ (Westgate)	410,726	99%	95%	99%
Myrtle Beach Hwy 17, SC	403,425	100%	100%	99%
Charleston, SC	382,180	99%	99%	98%
Lancaster, PA	376,997	88%	95%	92%
Pittsburgh, PA	373,863	97%	98%	99%
Commerce, GA	371,408	97%	99%	99%
Grand Rapids, MI	357,103	96%	96%	95%
Fort Worth, TX	351,741	99%	96%	98%
Daytona Beach, FL	351,721	99%	99%	100%
Branson, MO	329,861	100%	100%	100%
Southaven, MS	324,716	98%	97%	93%
Locust Grove, GA	321,082	97%	97%	96%
Gonzales, LA	321,066	95%	94%	96%
Mebane, NC	318,886	100%	100%	99%
Howell, MI	314,438	93%	92%	95%
Mashantucket, CT (Foxwoods)	311,508	95%	94%	95%
Tilton, NH	250,107	97%	95%	94%
Hershey, PA	249,696	100%	100%	99%
Hilton Head II, SC	206,564	92%	97%	92%
Hilton Head I, SC	181,670	100%	100%	97%
Terrell, TX	177,800	97%	97%	95%
Blowing Rock, NC	104,009	88%	95%	96%
Nags Head, NC	N/A	N/A	N/A	98%
Ocean City, MD	N/A	N/A	N/A	96%
Park City, UT	N/A	N/A	N/A	98%
Williamsburg, IA	N/A	N/A	N/A	93%
Total	12,048,206	96%	96%	96%	(1)

(1)	Excludes the occupancy rate at our Fort Worth outlet center which opened during the fourth quarter of 2017 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Unconsolidated joint venture properties

Location	Total GLA 9/30/19	% Occupied 9/30/19	% Occupied 6/30/19	% Occupied 9/30/18
Charlotte, NC	398,677	99%	98%	99%
Ottawa, ON	357,213	97%	95%	94%
Columbus, OH	355,245	97%	94%	96%
Texas City, TX (Galveston/Houston)	352,705	96%	97%	95%
National Harbor, MD	341,156	97%	96%	95%
Cookstown, ON	307,779	98%	97%	100%
Saint-Sauveur, QC	99,405	96%	94%	96%
Bromont, QC	N/A	N/A	—%	80%
Total	2,212,180	97%	96%	95%

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of September 30, 2019 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$527	98%	2,793	23%	32%
Centers 6 - 10			$448	99%	1,847	15%	17%
Centers 11 - 15			$403	91%	1,672	14%	13%
Centers 16 - 20			$357	96%	1,904	16%	15%
Centers 21 - 26			$320	95%	2,165	18%	14%
Centers 27 - 32			$260	96%	1,667	14%	9%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$527	98%	2,793	23%	32%
Centers 1 - 10			$493	99%	4,640	38%	49%
Centers 1 - 15			$469	97%	6,312	52%	62%
Centers 1 - 20			$442	96%	8,216	68%	77%
Centers 1 - 26			$417	96%	10,381	86%	91%
Centers 1 - 32			$395	96%	12,048	100%	100%

Unconsolidated centers (4)			$441	97%	1,448	n/a	n/a
Domestic centers (5)			$400	96%	13,496	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended September 30, 2019.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Glendale, AZ (Westgate)	Locust Grove, GA	Myrtle Beach Hwy 17, SC
	Centers 11 - 15:	Atlantic City, NJ	Hershey, PA	Hilton Head I, SC	Lancaster, PA	Pittsburgh, PA
	Centers 16 - 20:	Gonzales, LA	Grand Rapids, MI	San Marcos, TX	Savannah, GA	Southaven, MS
	Centers 21 - 26:	Foley, AL	Fort Worth, TX	Hilton Head II, SC	Howell, MI	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC
	Centers 27 - 32:	Blowing Rock, NC	Commerce, GA	Daytona Beach, FL	Jeffersonville, OH	Terrell, TX	Tilton, NH

(3)
Based on the Company’s forecast of 2019 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of September 30, 2019 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of September 30, 2019 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
Ascena Retail Group, Inc.	Dress Barn, Loft, Ann Taylor, Justice, Lane Bryant, roz & ALI	118	711,190	5.9%	6.3%	16
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	96	947,819	7.9%	5.9%	19
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	62	391,131	3.2%	4.0%	14
Under Armour, Inc.	Under Armour, Under Armour Kids	30	231,911	1.9%	2.7%	6
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	45	214,702	1.8%	2.7%	11
Nike, Inc.	Nike, Converse, Hurley	39	423,215	3.5%	2.7%	11
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	38	262,597	2.2%	2.5%	7
G-III Apparel Group, Ltd.	Bass, Wilsons Leather, DKNY, Karl Lagerfeld Paris	42	197,357	1.6%	2.2%	5
Carter’s, Inc.	Carters, OshKosh B Gosh	51	224,227	1.9%	2.2%	10
Michael Kors Holdings Limited	Michael Kors, Michael Kors Men’s	28	136,816	1.1%	2.0%	5
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	51	117,204	1.0%	1.9%	8
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	176,907	1.5%	1.9%	2
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	44	127,631	1.1%	1.8%	6
Columbia Sportswear Company	Columbia Sportswear	19	148,145	1.2%	1.8%	3
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	32	352,261	2.9%	1.8%	5
Adidas AG	Adidas, Reebok	27	168,478	1.4%	1.6%	9
Skechers USA, Inc.	Skechers	30	149,167	1.2%	1.6%	6
V. F. Corporation	The North Face, Vans, Timberland, Dickies	26	139,883	1.2%	1.6%	2
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	33	167,481	1.4%	1.5%	11
Express Inc.	Express Factory	23	160,730	1.3%	1.5%	4
H&M Hennes & Mauritz L.P.	H&M	19	407,342	3.4%	1.5%	2
L Brands, Inc.	Bath & Body Works, Pink, Victoria’s Secret	29	114,162	0.9%	1.5%	7
Levis	Levis	29	121,486	1.0%	1.4%	5
J. Crew Group, Inc.	J. Crew, J. Crew Men’s	26	140,366	1.2%	1.4%	4
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.1%	1.4%	2
Total of Top 25 tenants		995	6,361,907	52.8%	57.4%	180

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Lease Expirations as of September 30, 2019

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Capital expenditures (in thousands)

	Nine months ended
	September 30,
	2019	2018
Value-enhancing:
New center developments and expansions	$6,913	$6,398
Other	1,377	1,419
	8,290	7,817
Recurring capital expenditures:
Second generation tenant allowances	15,171	11,588
Operational capital expenditures	13,758	14,510
Major outlet center renovations	919	1,973
	29,848	28,071
Total additions to rental property-accrual basis	38,138	35,888
Conversion from accrual to cash basis	(2,930)	17,461
Total additions to rental property-cash basis	$35,208	$53,349

Leasing Activity

The tables below show changes in rent (base rent and common area maintenance (“CAM”)) for leases including remerchandising projects in the consolidated portfolio for new stores that opened or renewals that started during the respective trailing twelve month periods:

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2019	106	520	$34.02	$42.35	8.41	$28.98
9/30/2018	99	478	$32.92	$63.74	7.86	$24.81

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2019	239	1,147	$34.02	$0.55	3.81	$33.88
9/30/2018	265	1,343	$29.79	$0.26	3.79	$29.72

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
9/30/2019	345	1,667	$34.02	$13.59	5.24	$31.43
9/30/2018	364	1,821	$30.61	$16.93	4.86	$27.13

(1)
Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Includes landlord costs.

(3)
Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Leasing Activity(1)

			Excluding Re-Merchanding
	TTM ended	TTM ended	TTM ended
All Lease Terms	9/30/2019	9/30/2018	9/30/2018	(2)
Re-tenanted Space:
Number of leases	106	99	96
Gross leasable area	520,342	478,289	415,517
New initial rent per square foot	$31.09	$30.31	$32.32
Prior expiring rent per square foot	$33.06	$30.25	$32.31
Percent increase (decrease)	(5.9)%	0.2%	—%

New straight-line rent per square foot	$34.02	$32.92	$35.26
Prior straight-line rent per square foot	$32.71	$29.98	$32.00
Percent increase	4.0%	9.8%	10.2%

Renewed Space:
Number of leases	239	265	265
Gross leasable area	1,146,943	1,342,779	1,342,779
New initial rent per square foot	$32.92	$28.89	$28.89
Prior expiring rent per square foot	$32.97	$29.15	$29.15
Percent increase (decrease)	(0.1)%	(0.9)%	(0.9)%

New straight-line rent per square foot	$34.02	$29.79	$29.79
Prior straight-line rent per square foot	$33.40	$28.46	$28.46
Percent increase	1.9%	4.7%	4.7%

Total Re-tenanted and Renewed Space:
Number of leases	345	364	361
Gross leasable area	1,667,285	1,821,068	1,758,296
New initial rent per square foot	$32.35	$29.27	$29.70
Prior expiring rent per square foot	$33.00	$29.44	$29.90
Percent increase (decrease)	(2.0)%	(0.6)%	(0.6)%

New straight-line rent per square foot	$34.02	$30.61	$31.09
Prior straight-line rent per square foot	$33.18	$28.86	$29.30
Percent increase	2.5%	6.1%	6.1%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Excludes leases related to re-merchandising projects, all of which commenced during calendar 2017.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Leasing Activity(1)

			Excluding Re-Merchanding
	TTM ended	TTM ended	TTM ended
Terms of More Than 12 Months	9/30/2019	9/30/2018	9/30/2018	(2)
Re-tenanted Space:
Number of leases	105	97	94
Gross leasable area	517,592	455,442	392,670
New initial rent per square foot	$31.11	$31.35	$33.64
Prior expiring rent per square foot	$32.98	$30.28	$32.47
Percent increase (decrease)	(5.7)%	3.5%	3.6%

New straight-line rent per square foot	$34.05	$34.09	$36.76
Prior straight-line rent per square foot	$32.63	$30.13	$32.29
Percent increase	4.4%	13.1%	13.8%

Renewed Space:
Number of leases	209	211	211
Gross leasable area	1,007,057	1,103,411	1,103,411
New initial rent per square foot	$34.48	$30.31	$30.31
Prior expiring rent per square foot	$34.04	$29.06	$29.06
Percent increase	1.3%	4.3%	4.3%

New straight-line rent per square foot	$35.73	$31.41	$31.41
Prior straight-line rent per square foot	$34.54	$28.46	$28.46
Percent increase	3.4%	10.4%	10.4%

Total Re-tenanted and Renewed Space:
Number of leases	314	308	305
Gross leasable area	1,524,649	1,558,853	1,496,081
New initial rent per square foot	$33.33	$30.62	$31.19
Prior expiring rent per square foot	$33.68	$29.42	$29.95
Percent increase	(1.0)%	4.1%	4.1%

New straight-line rent per square foot	$35.16	$32.19	$32.81
Prior straight-line rent per square foot	$33.89	$28.95	$29.47
Percent increase	3.7%	11.2%	11.4%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods.

(2)	Excludes leases related to re-merchandising projects, all of which commenced during calendar 2017.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Consolidated Balance Sheets (dollars in thousands)

	September 30,	December 31,
	2019	2018
Assets
Rental property:
Land	$267,642	$278,428
Buildings, improvements and fixtures	2,663,507	2,764,649
Construction in progress	—	3,102
	2,931,149	3,046,179
Accumulated depreciation	(991,441)	(981,305)
Total rental property, net	1,939,708	2,064,874
Cash and cash equivalents	4,664	9,083
Investments in unconsolidated joint ventures	94,415	95,969
Deferred lease costs and other intangibles, net	101,373	116,874
Operating lease right-of-use assets (1)	86,830	—
Prepaids and other assets	97,367	98,102
Total assets	$2,324,357	$2,384,902

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,138,115	$1,136,663
Unsecured term loan, net	347,253	346,799
Mortgages payable, net	84,738	87,471
Unsecured lines of credit, net	1,817	141,985
Total debt	1,571,923	1,712,918
Accounts payable and accrued expenses	73,932	82,676
Operating lease liabilities (1)	91,683	—
Other liabilities	88,619	83,773
Total liabilities	1,826,157	1,879,367
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 92,893,338 and 93,941,783 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	929	939
Paid in capital	771,868	778,845
Accumulated distributions in excess of net income	(272,481)	(272,454)
Accumulated other comprehensive loss	(27,372)	(27,151)
Equity attributable to Tanger Factory Outlet Centers, Inc.	472,944	480,179
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	25,256	25,356
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	498,200	505,535
Total liabilities and equity	$2,324,357	$2,384,902

(1)	In connection with the adoption of ASC 842 on January 1, 2019, operating lease right-of-use assets and operating lease liabilities were recorded.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Rental revenues (1)	$115,050	$120,277	$347,389	$357,450
Management, leasing and other services (2)	1,356	1,239	3,943	3,580
Other revenues	2,588	2,720	6,524	6,452
Total revenues	118,994	124,236	357,856	367,482
Expenses:
Property operating	39,149	39,653	118,252	119,817
General and administrative (3), (4)	12,292	10,752	40,910	32,861
Impairment charge	—	49,739	—	49,739
Depreciation and amortization	30,103	32,850	93,009	98,667
Total expenses	81,544	132,994	252,171	301,084
Other income (expense):
Interest expense	(15,197)	(16,367)	(46,638)	(48,348)
Gain on sale of assets	—	—	43,422	—
Other income (expense) (5)	227	261	(2,966)	661
Total other income (expense)	(14,970)	(16,106)	(6,182)	(47,687)
Income (loss) before equity in earnings of unconsolidated joint ventures	22,480	(24,864)	99,503	18,711
Equity in earnings of unconsolidated joint ventures	2,329	1,833	5,604	6,233
Net income (loss)	24,809	(23,031)	105,107	24,944
Noncontrolling interests in Operating Partnership	(1,263)	1,172	(5,308)	(1,274)
Noncontrolling interests in other consolidated partnerships	—	—	(195)	278
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	23,546	(21,859)	99,604	23,948
Allocation of earnings to participating securities	(305)	(313)	(1,030)	(889)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$23,241	$(22,172)	$98,574	$23,059

Basic earnings per common share:
Net income (loss)	$0.25	$(0.24)	$1.06	$0.25

Diluted earnings per common share:
Net income (loss)	$0.25	$(0.24)	$1.06	$0.25

(1)
In connection with the adoption of ASC 842 on January 1, 2019, rental revenues includes base rentals, percentage rentals, and expense reimbursements for both periods presented. Additionally, for the three and nine months ended September 30, 2019, rental revenues is presented net of uncollectible tenant revenues and includes a straight-line rent adjustment of $1.6 million and $4.9 million, respectively, to record contractual payments received as consideration from certain executory costs on a straight-line basis.

(2)
Upon adoption of ASC 842, expense reimbursements from joint ventures of $656,000 and $1.8 million, respectively, previously included in expense reimbursements for the three and nine months ended September 30, 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations to conform to the current year presentation.

(3)
Upon adoption of ASC 842, indirect internal leasing costs previously capitalized are now expensed. For the three and nine months ended September 30, 2019, lease costs of approximately $1.3 million and $3.5 million, respectively, were expensed as general and administrative expenses which would have been capitalized under the previous accounting standard.

(4)
The nine months ended ended September 30, 2019 includes $4.4 million related to the accelerated recognition of compensation cost entitled to be received by the Company’s President and Chief Operating Officer per the terms of a transition agreement executed in connection with his planned retirement.

(5)	The nine months ended September 30, 2019 include a $3.6 million charge related to the foreign currency effect of the sale of the Bromont, Quebec property by the RioCan Canada joint venture.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations. As a result of the adoption of ASC 842, the amounts disclosed in 2018 as base rentals, percentage rentals and expense reimbursements have been combined into rental revenues on the consolidated statements of operations to conform to the current year presentation. In addition, certain amounts previously included in expense reimbursements in 2018, which are not related to leases, have been reclassified to management, leasing and other services on the consolidated statements of operations. Also, uncollectible tenant revenues were previously recorded in general and and administrative expenses in 2018 and for the three and six months ended June 30, 2019 are recorded in rental revenues as a contra-revenue account. As a result of combining all components of a lease, all fixed contractual payments, including consideration received from certain executory costs, are now recognized on a straight-line basis. For the three and nine months ended September 30, 2019, we recorded an adjustment of $1.6 million and $4.9 million, respectively, in rental revenues in our consolidated statements of operations to record revenues from executory costs on a straight-line basis.

The table below provides details of the components included in rental revenues:

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Rental revenues:
Base rentals	$76,776	$81,418	$231,924	$240,542
Percentage rentals	3,413	3,210	6,996	6,666
Tenant expense reimbursements	33,214	34,743	101,741	106,003
Lease termination fees	127	70	1,526	1,134
Market rent adjustments	(221)	(615)	(771)	(1,639)
Straight-line rent adjustments	2,052	1,451	6,938	4,744
Uncollectible tenant revenues (1)	(311)	—	(965)	—
Rental revenues	$115,050	$120,277	$347,389	$357,450

(1)	Uncollectible tenant revenues recorded in general and administrative expenses for the three and nine months ended September 30, 2018 were approximately $210,000 and $688,000, respectively.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Unconsolidated Joint Venture Information

The following table details certain information as of September 30, 2019, except for Net Operating Income (“NOI”) which is for the nine months ended September 30, 2019, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,677	$40.0	$5.3	$49.8
Columbus	Columbus, OH	50.0%	355,245	40.0	3.9	42.5
Galveston/Houston	Texas City, TX	50.0%	352,705	20.7	3.2	39.9
National Harbor	National Harbor, MD	50.0%	341,156	42.1	3.7	47.2
RioCan Canada (2)	Various	50.0%	764,397	98.8	5.0	4.6
Total			2,212,180	$241.6	$21.1	$184.0

(1)	Net of debt origination costs and premiums.

(2)
Includes a 307,779 square foot outlet center in Cookstown, Ontario; a 357,213 square foot outlet center in Ottawa, Ontario; and a 99,405 square foot outlet center in Saint-Sauveur, Quebec. Tanger’s share of NOI includes $172,000 for the Bromont, Quebec outlet center, which was sold in May 2019.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Debt Outstanding Summary
As of September 30, 2019
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$4,100	$4,100	LIBOR + 0.875%	2.9%	10/28/2022	3.1
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	4.2
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	5.2
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	6.9
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	7.8
Unsecured term loan	350,000	350,000	LIBOR + 0.90%	2.5%	4/22/2024	4.6
Net debt discounts and debt origination costs	(16,915)	(16,915)
Total net unsecured debt	1,487,185	1,487,185		3.5%		5.8
Secured mortgage debt:
Atlantic City, NJ	31,769	31,769	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	5.4
Southaven, MS	51,400	51,400	LIBOR + 1.80%	4.2%	4/29/2023	3.6
Debt premium and debt origination costs	1,569	1,569
Total net secured mortgage debt	84,738	84,738		4.5%		4.3
Total consolidated debt	1,571,923	1,571,923		3.5%		5.7
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	8.8
Columbus	85,000	42,500	LIBOR + 1.65%	3.7%	11/28/2021	2.2
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	3.7%	7/1/2022	2.8
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	10.3
RioCan Canada	9,146	4,573	5.75%	4.2%	5/10/2020	0.6
Debt premium and debt origination costs	(1,219)	(609)
Total unconsolidated JV net debt	367,927	183,964		4.1%		6.1
Total	$1,939,850	$1,755,887		3.6%		5.8

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 19 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Summary of Our Share of Fixed and Variable Rate Debt
As of September 30, 2019
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	99%	$1,558,859	3.5%	5.7
Variable	1%	13,064	9.4%	3.4
	100%	1,571,923	3.5%	5.7
Unconsolidated Joint ventures:
Fixed	55%	$101,591	4.4%	9.1
Variable	45%	82,373	3.7%	2.4
	100%	183,964	4.1%	6.1
Total:
Fixed	95%	$1,660,450	3.6%	6.1
Variable	5%	95,437	4.2%	2.5
Total share of debt	100%	$1,755,887	3.6%	5.8

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $390.0 million as follows:

(a)
Interest rate swaps entered into in December 2017 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 2.2% from August 14, 2018 through January 1, 2021.

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021,

(c)
In March 2018, the consolidated joint venture that owns the Tanger outlet center in Southaven, Mississippi, entered into an interest rate swap, effective March 1, 2018, that fixed the base LIBOR rate at 2.5% on a notional amount of $40.0 million through January 31, 2021.

(d)
In June 2019, we entered into a forward starting interest rate swap agreement, effective July 1, 2019, that fixed the base LIBOR rate at 1.75% on a notional amount of $25.0 million through February 1, 2024.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Future Scheduled Principal Payments (dollars in thousands)(1)
As of September 30, 2019

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2019	$860	$78	$938
2020	3,566	4,495	8,061
2021	5,793	42,500	48,293
2022(2)	8,536	40,000	48,536
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029 & thereafter	—	42,522	42,522
	$1,587,269	$184,573	$1,771,842
Net debt discounts and debt origination costs	(15,346)	(609)	(15,955)
	$1,571,923	$183,964	$1,755,887

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $4.1 million outstanding under the Company’s unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of September 30, 2019

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	48%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	199%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.0	Yes

(1)
For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations (“AFFO”), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight-line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$24,809	$(23,031)	$105,107	$24,944
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	29,451	32,237	91,149	96,841
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,058	3,466	9,453	10,020
Impairment charge - consolidated	—	49,739	—	49,739
Foreign currency loss from sale of joint venture property	—	—	3,641	—
Gain on sale of assets	—	—	(43,422)	—
FFO	57,318	62,411	165,928	181,544
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(195)	278
Allocation of earnings to participating securities	(481)	(560)	(1,502)	(1,571)
FFO available to common shareholders (1)	$56,837	$61,851	$164,231	$180,251
As further adjusted for:
Compensation related to executive officer retirement (2)	—	—	4,371	—
Impact of above adjustment to the allocation of earnings to participating securities	—	—	(35)	—
AFFO available to common shareholders (1)	$56,837	$61,851	$168,567	$180,251
FFO available to common shareholders per share - diluted (1)	$0.58	$0.63	$1.68	$1.83
AFFO available to common shareholders per share - diluted (1)	$0.58	$0.63	$1.72	$1.83

Weighted Average Shares:
Basic weighted average common shares	92,514	93,109	92,999	93,349
Diluted weighted average common shares (for earnings per share computations)	92,514	93,109	92,999	93,349
Exchangeable operating partnership units	4,960	4,995	4,960	4,995
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	97,474	98,104	97,959	98,344

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

(2)
Represents the accelerated recognition of compensation cost entitled to be received by the Company’s President and Chief Operating Officer per the terms of a transition agreement executed in connection with his planned retirement.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
FFO available to common shareholders	$56,837	$61,851	$164,231	$180,251
Adjusted for:
Corporate depreciation excluded above	652	613	1,860	1,826
Amortization of finance costs	749	748	2,246	2,280
Amortization of net debt discount (premium)	113	105	333	309
Amortization of equity-based compensation	3,571	3,769	14,371	10,814
Straight-line rent adjustments	(2,518)	(1,450)	(7,404)	(4,744)
Market rent adjustments	314	729	1,067	1,980
2nd generation tenant allowances	(9,121)	(3,262)	(15,171)	(11,588)
Capital improvements	(4,781)	(5,562)	(14,678)	(16,483)
Adjustments from unconsolidated joint ventures	(50)	(456)	(1,254)	(875)
FAD available to common shareholders (1)	$45,766	$57,085	$145,601	$163,770
Dividends per share	$0.3550	$0.3500	$1.0600	$1.0425
FFO payout ratio	61%	56%	63%	57%
FAD payout ratio	76%	60%	71%	62%
Diluted weighted average common shares (1)	97,474	98,104	97,959	98,344

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$24,809	$(23,031)	$105,107	$24,944
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,329)	(1,833)	(5,604)	(6,233)
Interest expense	15,197	16,367	46,638	48,348
Gain on sale of assets	—	—	(43,422)	—
Other non-operating (income) expense	(227)	(261)	2,966	(661)
Impairment charge	—	49,739	—	49,739
Depreciation and amortization	30,103	32,850	93,009	98,667
Other non-property expenses	160	457	491	832
Corporate general and administrative expenses	12,265	10,521	41,032	32,223
Non-cash adjustments (1)	(1,729)	(702)	(5,829)	(2,707)
Lease termination fees	(127)	(70)	(1,526)	(1,134)
Portfolio NOI	78,122	84,037	232,862	244,018
Non-same center NOI (2)	(82)	(4,579)	(4,190)	(13,505)
Same Center NOI	$78,040	$79,458	$228,672	$230,513

(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.

(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Non-GAAP Pro Rata Balance Sheet Information as of September 30, 2019 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$45,073
Buildings, improvements and fixtures	236,397
Construction in progress	2,457
283,927
Accumulated depreciation	(63,429)
Total rental property, net	220,498
Cash and cash equivalents	8,211
Deferred lease costs and other intangibles, net	3,579
Prepaids and other assets	9,292
Total assets	$241,580
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$183,964
Accounts payable and accruals	7,394
Total liabilities	191,358
Owners’ equity	50,222
Total liabilities and owners’ equity	$241,580

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.9 million as of September 30, 2019 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Non-GAAP Pro Rata Statement of Operations Information year to date September 30, 2019 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$34,631
Other revenues	—	413
Total revenues	—	35,044
Expense:
Property operating	—	13,890
General and administrative	—	86
Depreciation and amortization	—	9,400
Total expenses	—	23,376
Other income (expense):
Interest expense	—	(6,165)
Other income (expenses)	(195)	153
Total other income (expense)	$(195)	$(6,012)
Net income (loss)	$(195)	$5,656

The table below provides details of the components included in our share of rental revenues year to date September 30, 2019 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$19,608
Percentage rentals	—	1,605
Tenant expense reimbursements	—	12,770
Lease termination fees	—	301
Market rent adjustments	—	(52)
Straight-line rent adjustments	—	445
Uncollectible tenant revenues	—	(46)
Rental revenues	$—	$34,631

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2019